UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                  April 7, 2006

                           EMERGING GAMMA CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
         (State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)                       (IRS Employer Identification No.)

    033-61890-FW                                           72-1235451

                              2225 Angelfire Street
                             Las Vegas, Nevada 89128

                                 (702) 953-6446

              (Registrant's telephone number, including area code)

                        111 Congress Avenue, Fourth Floor
                               Austin, Texas 78701

          (Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [X] Yes [ ] No

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d -2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e -4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995


         Except for historical information contained herein, this Current Report on Form 8-K contains certain forward-looking information based on our current expectations. The inclusion of forward-looking statements should not be regarded as a representation by us or any other person that the objectives or plans will be achieved because our actual results may differ materially from any forward-looking statement. The words "may," "should," "plans," "believe," "anticipate," "estimate," "expect," their opposites and similar expressions are intended to identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. We caution readers that such statements are not guarantees of future performance or events and are subject to a number of factors that may tend to influence the accuracy of the statements, including but not limited to, those risk factors outlined in the section titled "Risk Factors". You should not unduly rely on these forward-looking statements, which speak only as of the date of this Current Report. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Current
Report or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the Securities and Exchange Commission ("SEC") after the date of this Current Report.

Item 2.01 Entry into Material Definitive Agreements.

Technology Transfer Agreement

         On April 7, 2006, Emerging Gamma Corporation, a Delaware corporation ("Gamma", the "Company", "we", "us" or "our") entered into a Technology Transfer Agreement (the "Technology Transfer Agreement") with Mr. Peter Cunningham, Mr. Joseph Cunningham and Mr. Hao Zhang, individuals ("Assignors" or "New Management"), pursuant to which we have obtained all copyrights, trademarks, and know-how (collectively, "Transferred Technology") to a portfolio of vitamin and nutriceutical products and personal care products. A copy of the Technology Transfer Agreement is attached hereto as Exhibit 10.2. The Transferred Technology is based on proprietary formulation technology, and we believe such technology represents improved versions of branded products currently being marketed by other companies. Assignors have developed a proprietary-marketing platform for (i) the Greater China (Peoples Republic of China [China], Hong Kong and Republic of China [Taiwan]) healthcare, vitamins and nutriceutical markets, over-the-counter ("OTC") pharmaceutical markets, and personal care markets and
(ii) the United States vitamins and nutriceutical markets, OTC pharmaceutical markets, and personal care markets. We believe that the products, technologies and marketing platform will enable us to pursue a specialized business model for succeeding in these Greater China and United States markets.

         Under the Technology Transfer Agreement, Gamma has acquired all copyrights, trademarks, trade secrets and know how for a product line of 10 vitamins and nutriceuticals, and a product line of personal care products including IceDrops, an alcohol based hand sanitizer (together "New Products"). The products have been formulated to be in compliance with prevailing



                                      -2-
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regulations of the appropriate  government regulatory agencies in China, Taiwan,
Hong Kong and the U.S. Final submission of labeling and product performance claims, to the same regulatory agencies, is pending. We intend to take the necessary steps to market the products in these jurisdictions and will undertake manufacturing through qualified third party sources. In all of these major markets, New Management has experience marketing and selling similar products.

           Gamma now has an up-scale suite of consumer products including:

         o        Hand Sanitizer Lotion, water free
         o        Hand Sanitizer Lotion with Aloe, water free
         o        Supplement multivitamins, 4 fruit flavors (for children)
         o        Supplement Calcium, 4 fruit flavors
         o        Supplement Vitamin C, orange flavor
         o        Adjunctive supplement Immune booster
         o        Adjunctive supplement energy booster
         o        Adjunctive supplement for improved cognition
         o        Adjunctive   supplement  for  reducing  the  side  effects  of
                  chemotherapy
         o        Adjunctive  supplement  for  symptoms of type II diabetes  and pre-diabetes
         o        Adjunctive   supplement   for  the  symptoms  of  menopause  o
                  Adjunctive supplement for stress reduction

         Copyright protection is secured for all of the New Products' formulations except for the adjunctive supplement for the symptoms of menopause, for which an application for copyright is being submitted and awaiting receipt of a copyright registration number. The products will be tailored to the target market segments by age group, purchasing power, lifestyle, medical condition or therapeutic objective. The product mix is segmented by package size so as to meet price points in major retail channels such as convenience stores (small pack), pharmacy and supermarket (standard pack), and hypermarkets (large pack).

         In  consideration  for the  Transferred  Technology,  Gamma has  issued
242,811 shares of its common stock to Mr. Peter Cunningham, 138,069 shares of its common stock to Mr. Joseph Cunningham, and 95,220 shares of its common stock to Mr. Hao Zhang. This aggregate of 476,100 shares represents 90% of Gamma's currently outstanding shares of common stock.

         Upon the effectiveness of the Technology Transfer Agreement, Gamma's Board of Directors has resigned and has been replaced by Mr. Peter Cunningham, as Chairman of the Board of Directors, Mr. Joseph Cunningham, Company Secretary, and Mr. Hao Zhang. Gamma's officers also resigned and were replaced by Mr. Peter Cunningham (Chief Executive Officer), Mr. Joseph Cunningham (Chief Financial Officer and Secretary), and Mr. Hao Zhang (Chief Marketing Officer). The new board and stockholders of Gamma are contemplating changing the name of Gamma but no decision has been taken by the new board of directors.



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

         In connection with the consummation of the Technology Transfer Agreement and the Employment Agreements (described below), the address of our principal executive officers was changed temporarily to 2225 Angelfire Street, Las Vegas, Nevada 89128. The Company plans to move to new larger office space as the situation merits.

Employment Agreements with New Management

         Also on April 7 2006, Gamma executed five-year employment agreements (the "Employment Agreements") with Mr. Peter Cunningham, Chief Executive Officer ("CEO") and designated Chairman of the Board of Directors, Mr. Joseph Cunningham, Chief Financial Officer ("CFO") and designated member of the Board of Directors and Company secretary and Mr. Hao Zhang, Chief Marketing Officer ("CMO") and designated member of the Board of Directors (together "New Management"). Pursuant to the Employment Agreements, each of the members of New Management is required to devote his full time professional activities to the conduct of the business of the Company.

         Mr. Peter Cunningham became Gamma's new Chief Executive Officer, effective April 7 2006. He will receive an annual base salary of $125,000 and various benefits afforded to the Company's other executives. If Gamma terminates Mr. Peter Cunningham for any reason not specified or Gamma does not give Mr. Peter Cunningham notice of non-renewal on or before the four-year anniversary date of his Employment Agreement, it will be obligated to pay Mr. Peter Cunningham six months base salary plus any earned but unpaid bonus and benefits. A copy of Mr. Peter Cunningham's Employment Agreement is attached hereto as
Exhibit 10.3.

         Mr. Joseph Cunningham became Gamma's new Chief Financial Officer, effective April 7, 2006. He will receive an annual base salary of $120,000, and various benefits afforded to the Company's other executives. If Gamma terminates Mr. Joseph Cunningham for any reason not specified or Gamma does not give Mr. Joseph Cunningham notice of non-renewal on or before the four-year anniversary date of his Employment Agreement, it will be obligated to pay Mr. Joseph Cunningham six months base salary plus any earned but unpaid bonus and benefits. A copy of Mr. Joseph Cunningham's Employment Agreement is attached hereto as
Exhibit 10.4.

         Mr. Hao Zhang became Gamma's new Chief Marketing Officer, effective April 7, 2006. He will receive an annual base salary of $115,000, and various benefits afforded to the Company's other executives. If Gamma terminates Mr. Hao Zhang for any reason not specified or Gamma does not give Mr. Hao Zhang notice of non-renewal on or before the four-year anniversary date of his Employment Agreement, it will be obligated to pay Mr. Hao Zhang six months base salary plus any earned but unpaid bonus and benefits. A copy of Mr. Zhang's Employment Agreement is attached hereto as Exhibit 10.5.

Letter Agreement

         The Technology Transfer Agreement and the Employment Agreements were entered into pursuant to the terms of a Letter Agreement dated March 7, 2006, which was amended and restated effective as of April 7, 2006, between the Company and Joseph Cunningham, acting on behalf of New Management. A copy of the Letter Agreement is attached hereto as Exhibit 10.1. In addition to outlining




                                      -4-
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the  intention of the Company and New  Management  to enter into the  Technology
Transfer Agreement and the Employment Agreements, such Letter Agreement also included the following additional terms:

                  (a) The Company was to replace the outstanding stock options of its four (4) resigning Directors with stock grants totaling 9,300 shares.

                  (b) Upon the effective date of the Technology Transfer Agreement, the Company was to pay Allen Campbell, the Company's resigning Chief Executive Officer and Chairman of the Board, a success fee in the amount of $35,000 in cash and 10,000 shares of common stock (after an 18 for 1 stock dividend). Mr. Campbell also received a $5,000 due diligence fee.

                  (c) New Management was to seek to raise $3,000,000 of private equity from investors in the U.S., Europe and Asia, and if they fail to do so within eight (8) months, former management, on behalf of Gamma shareholders, may request that the Technology Transfer Agreement be terminated and the Employment Agreements be terminated without severance pay, in which case the Company is to return to New Management all intellectual property transferred pursuant to the Technology Transfer Agreement in return for all shares issued to New Management.

                  (d) Former officers and directors, Allen Campbell and Jerry Jarrell, were to receive a compensation bonus of 10,000 shares of Gamma common stock (following an 18 for 1 stock dividend) and to serve as advisors to the Board of Directors.

Item 3.02  Unregistered Sales of Equity Securities.

         Reference is made to the disclosure set forth under Items 2.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         On April 7, 2006, Gamma completed the sale of an aggregate of 476,100 shares of its common stock, par value $1.00 per share, to Peter Cunningham, Joseph Cunningham and Hao Zhang pursuant to the Technology Transfer Agreement. Consideration for the issuance of the shares was the transfer to Gamma of certain intellectual property including copyrights, trademarks and business know-how in the field of OTC pharmaceutical products and supplements valued by the parties at $5,951,250 or $12.50 per share.

         The transfer of the securities was exempt from registration under the Securities Act of 1933 by reason of Rule 506 under Regulation D.

Item 5.01  Changes in Control of Registrant.

         Reference is made to the disclosure set forth under Items 2.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         Pursuant to the Technology Transfer Agreement, Joseph Cunningham, Peter Cunningham and Hao Zhang (the "Assignors") received an aggregate of 476,100 shares of the Company's common stock, representing 90% of the Company's outstanding shares following the transaction. The consideration for the purchase of the shares was certain intellectual property including copyrights, trademarks and business know-how in the field of over-the-counter pharmaceutical products and supplements. In connection with the Technology Transfer Agreement and the Letter Agreement all four (4) members of the Board of Directors of Gamma resigned, the number of Board members was set at three (3), and the following persons were elected to those three (3) positions: Joseph Cunningham, Peter Cunningham, and Hao Zhang. By virtue of their 90% of ownership interest of Gamma, the Assignors have the power to control the future election of directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Reference is made to the disclosure set forth under Items 2.01, 5.01, and 8.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

         In connection with the Technology Transfer Agreement and the Letter Agreement, the following four (4) current directors of Gamma resigned their positions: Allen Campbell, Jerry Jarrell, Lawrence Cottingham, and Dermot Butler. The number of Board members was set at three (3) and the following persons were elected by the outgoing Directors to fill those positions: Joseph Cunningham, Peter Cunningham, and Hao Zhang.

         Also in connection with the Technology Transfer Agreement and the Letter Agreement, the following persons resigned as officers of the Company:
Allen Campbell, as President and Chief Executive Officer and Jerry Jarrell as Secretary and Chief Financial Officer. The newly elected officers of the Company are as follows: Peter Cunningham, Chairman and Chief Executive Officer; Joseph Cunningham, Chief Financial Officer and Secretary; and Hao Zhang, Chief Marketing Officer.

         The new officers and directors assumed their positions as of April 7, 2006.

         A description of the material terms of the Employment Agreements with the new officers is included in Section 2.01 above.

         Following is certain information concerning the new officers and directors:

Management

The following are our Company's Officers and Directors:

   ------------------------------- -------------------------------- -------
   Name                            Title                            Age
   ------------------------------- -------------------------------- -------
   Peter Cunningham                Chief Executive Officer          51
   ------------------------------- -------------------------------- -------
   Joseph Cunningham               Chief Financial Officer          44
   ------------------------------- -------------------------------- -------
   Hao Zhang                       Chief Marketing Officer          31
   ------------------------------- -------------------------------- -------




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

         The following sets forth certain information with respect to each executive officer and director of the Company. In the coming months we intend to add key employees and to expand the number on our Board of Directors.

         Mr. Peter Cunningham, Chairman and Chief Executive Officer. Mr. Peter Cunningham is a Senior Executive with extensive experience in the international pharmaceutical industry. Mr. Cunningham has worked for approximately 10 years in the pharmaceutical industry and an additional 10 years consulting to the pharmaceutical industry, with some of the best known companies in the pharmaceutical industry, including Glaxo Smith Kline, Bristol Myers Squibb, Baxter, Becton Dickinson, Novartis & Roche, and most recently, AXM. Mr. Cunningham's consulting practice was established as a joint venture with Coopers & Lybrand (PriceWaterhouse Coopers). Products Mr. Cunningham has launched, developed or marketed worldwide generate more than US$ 800 million in sales annually. Mr. Peter Cunningham has an MBA from George Washington University and an undergraduate degree in Sociology from the State University of New York. Mr. Peter Cunningham is the brother of Joseph Cunningham, a Director and our Chief Financial Officer.

         Mr. Joseph Cunningham, Director and Chief Financial Officer. Mr. Joseph Cunningham is an expert in financial management, corporate control, banking, fund raising, strategic planning and business start-up. Mr. Cunningham is a trained economist and former think-tank practitioner. He is also an Investment Banker and has originated and executed more than US$ 5.0 billion in deals in Asia, from his former offices in Singapore and London. His most recent experience is with Amaroq Capital LLC, a merchant bank focused on Asian Healthcare. Mr. Cunningham has an international MBA from Thunderbird, the Garvin School of International Management, and an undergraduate degree in Economic and Business Administration from Northeastern University, Boston Massachusetts. Mr. Joseph Cunningham is the brother of Peter Cunningham, our Chairman and our Chief Executive Officer.

         Mr. Hao Zhang, Director, Chief Marketing Officer. Mr. Zhang is a senior executive with significant experience and success in the pharmaceutical and personal care products industries. Mr. Zhang has worked for approximately 10 years in consulting, with some of the best-known companies in the World, including Pfzier, Roche, Johnson & Johnson, GE, GSK, and Bayer. The products he worked on generate approximately US$ 200 million/year in China. In 2004, the Ogilvy Group acquired his consulting firm in Beijing ZZAD. Mr. Zhang has a PHD in electrical engineering from the University of British Columbia.

Item 5.03  Amendments to Certificate of Incorporation or Bylaws.

         In order to complete the transactions contemplated by the Technology Transfer Agreement and the Letter Agreement, Gamma amended its Certificate of Incorporation, effective as of April 4, 2006, to increase its authorized shares of common stock from 200,000 to 20,000,000 and its authorized shares of preferred stock from 50,000 shares to 500,000 shares. Such amendment was necessary to issue the 476,100 shares to the Assignors under the Technology Transfer Agreement, and further anticipates a planned 18 for 1 stock dividend to be completed in the next thirty (30) days. Prior to the stock dividend, New




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

Management intends to further amend Gamma's Certificate of Incorporation to reduce the par value of its common and preferred stock from $1.00 to $.001 per share.

Item 5.06  Change in Shell Company Status.

         As a result of the Technology Transfer Agreement and the Letter Agreement, Gamma completed a transaction that has the effect of causing it to cease being a shell company, as defined in Rule 12b-2 under the Securities and Exchange Act of 1934. For discussion of the transaction by which Gamma ceased to be a shell company, reference is made to the disclosure set forth under Item
2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01  Other Events.

         By virtue of its completion of the transactions contemplated by the Technology Transfer Agreement and the Letter Agreement, the Company ceased to be a shell company under the Exchange Act. The following information is information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB under the Exchange Act.

A.       DESCRIPTION OF BUSINESS

History and Development of Gamma

         Gamma was incorporated under the laws of the State of Delaware on February 10, 1993, for the purpose of seeking out business opportunities, including acquisitions that the Board of Directors, in its discretion, believed to be good opportunities. In 2002, after a tender offer for Gamma's shares, a new Board of Directors succeeded the original Board, but maintained the same goal of seeking out new business opportunities. This goal led to the acquisition of the Transferred Technology and new business described in Item 2.01 above in connection with the Technology Transfer Agreement. Such acquisition has also resulted in bringing into the Company specialized management to enable the Company to use the new technology to develop a business based on the marketing and sale of vitamins and nutriceuticals, OTC pharmaceutical products and personal care products in Greater China and the United States. However, the marketing of vitamins and nutriceuticals, OTC pharmaceuticals and personal care products in Greater China and vitamins and nutriceuticals and personal care products in the U.S., or any other business opportunity in which the Company ultimately participates, will likely be highly risky and speculative. The Company's current cash balance will not be adequate for the Company to continue its operations for this fiscal year; and, in order to compete in this or any other new business opportunity an additional cash infusion will be required and without such additional cash infusion the Company will very quickly deplete its current cash reserve.

Corporate Development

         On April 7, 2006, Gamma entered into the aforementioned Technology Transfer Agreement and Employment Agreements, and Gamma's officers and directors




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

changed. The future of the business is now entrusted to Mr. Peter Cunningham, Chief Executive Officer ("CEO"), Mr. Joseph Cunningham, Chief Financial Officer ("CFO") and Mr. Hao Zhang, Chief Marketing Officer ("CMO").

         Together these events represent a material change in our business profile. We will now seek to exploit business opportunities in the vitamin and nutriceuticals industry in the greater China regional marketplace including the Peoples Republic of China, Hong Kong, Macau, and Taiwan and in the United States.

Capitalization

         As of April 7, 2006, the authorized capital of the Company consists of:
(i) 20,000,000 shares of common stock ("Common Stock"), par value $1.00, of which 529,000 shares are issued and outstanding, and (ii) 500,000 shares of preferred stock ("Preferred Stock"), par value $1.00, no shares of which are issued and outstanding. The Company, as of April 7, 2006, had no outstanding warrants, options or convertible loans. In the next thirty (30) days the Company intends to reduce the par value of its stock from $1.00 per share to $.001 per share and to declare an 18 for 1 stock dividend, which will have the effect of a 19 to 1 stock split. As a result, the Company will have 10,051,000 outstanding shares of common stock.

Our Business

         On April 7, 2006, we entered into a Technology Transfer Agreement for a new line of consumer goods in the vitamins and nutriceuticals sector focused mainly on the greater China healthcare, vitamins and nutriceutical goods, OTC pharmaceutical, and personal care product markets and in the United States vitamins and nutriceuticals and personal care product markets. Also on April 7, 2006, we hired a new Chief Executive Officer, Chief Financial Officer and Chief Marketing Officer. New Management is experienced operating in the greater China and US markets and has a marketing platform and proprietary technologies that we believe will provide Gamma with a specialized business model for use in developing a greater China consumer goods and OTC pharmaceutical business.

Our Growth Strategy

         Our strategy is to focus initially on developing, marketing and selling products in the Lifestyle of Health & Sustainability ("LOHAS") marketplace. (LOHAS is a term popularized by the Natural Marketing Institute for the American Botanical Council and others). The LOHAS market is an identifiable consumer category. In the LOHAS category, there are found high growth sub-segments of selected vitamins and nutriceuticals, over-the-counter ("OTC") pharmaceutical products, and personal care products. We believe that these categories of the LOHAS market are fast developing, in both Greater China and the United States. We further believe that the Greater China market offers the fastest path to grow revenues and achieve profitability in this business. In China, the economy has grown between 8% and 10% in each year of this decade. According to IMS Market Prognosis Asia 2003 - 2007, the pharmaceutical industry is expected to grow at 11% in 2006 and 11.3% in 2007, and the OTC pharmaceutical market (IMS classifies vitamins and nutriceuticals in their OTC pharmaceutical analysis) is expected to see the fastest growth, nearly 30% per year. In the United States, LOHAS is the fastest growing market in the nutritional supplement category, and according to research reports from the LOHAS Market Review, the U.S. LOHAS market grew by approximately 1% new joiners and 10% new spending per year to reach $355 billion in 2004. The Natural Marketing Institute for the American Botanical Council reports that the LOHAS market now includes more than 14% of the population in the U.S., or conservatively 40 million persons. The Hartman Group, a market research company, classifies certain vitamins, nutriceuticals and OTC pharmaceutical products as "wellness products." They report that nearly $66 billion was spent on wellness products in 2004. At that level of spending, the wellness products category accounts for approximately 25% of the spending amongst the LOHAS consumer category.

         Under New Management Gamma will aim to become a technology and formulation leader in the wellness products category of the fast growing LOHAS market. Our new management team has experience with formulation, production and commercialization for medicated confectionary supplement products and personal care products. We have proprietary formulations for vitamin and nutritional supplements, and have developed formulations for adjunctive therapies for type II diabetes, symptoms of menopause, cognition, stress reduction, and relief from selected side effects of chemotherapies. Also, we expect to be a leader in personal care products. For example, the new products acquired by the Company include one of the leading hand sanitizer products currently on the market in Beijing, China.

         Our management team has decades of experience in the personal care, OTC pharmaceutical and prescription pharmaceutical industries worldwide and, in particular, in Asia. We have developed our product offering to take advantage of the following market place characteristics:

         o High incidence and high growth of targeted medical conditions and lifestyle objectives;
         o        Identifiable  market  segments  for  our  products  and  known consumer purchasing patterns by targeted customers;
         o        High growth markets in Asia including Greater China and in the
                  United States;
         o Low cost manufacturing or repacking mainly from China but also located in the United States;
         o        Multi-tiered    price    points   for   product   and   market
                  differentiation; and
         o        Branded consumer product preferences.

         We believe the combination of the above marketplace characteristics, combined with our management expertise and products, will enable our business model to achieve long term sustained profitability.

         We will initially develop our corporate infrastructure as a marketing and sales organization. We will not initially seek to acquire manufacturing in China but will instead look to leverage New Management's contacts and expertise to outsource manufacturing to third party original equipment manufacturer ("OEM"). We believe this will provide us with an advantage in cost of goods sold manufacturing margins and improve our return on assets. We may, in the future, look to acquire or partner more closely with a single manufacturer for certain products. Our objective is to utilize New Management's marketing and sales abilities and resources to generate revenue and establish a market presence in key product categories that can be expanded as we develop local capacity in

Asia. Our aim is to establish a known and recognized product brand that, we believe, will attract attention from local suppliers and retailers who will seek to carry our product offerings.

         Our corporate organization today is comprised of a US based headquarters in Las Vegas, Nevada. In the future we expect to incorporate a wholly owned subsidiary in Hong Kong to facilitate doing business in greater China. We also expect to open a Representative Office in Beijing China and to appoint a Representative in China. We plan to use a variety of contract and third party resources in China and will undertake all invoicing for their services from our Hong Kong subsidiary.

Employees

         We have three employees. We intend to hire additional full time employees to fill specific functions in our organization. We will also hire part-time or independent contractors in connection with certain projects in Greater China and the United States. We expect to have full-time-equivalent employees working directly for our distributors, manufacturers, and advertising and public relations agencies. We will vary employment as product demand dictates.

Intellectual Property

         Our performance and ability to compete depends to a significant degree on our proprietary knowledge. We rely or intend to rely on a combination of patent, copyright and trade secret laws, non-disclosure agreements and other contractual provisions to establish, maintain and protect our proprietary rights.

         On April 7, 2006, we entered into a Technology Transfer Agreement pursuant to which we have obtained all copyrights, trademarks, and know-how to a portfolio of vitamin and nutriceuticals products and personal care products. This Transferred Technology is based on proprietary formulation technology that we believe represents improved versions of certain current branded products now being marketed by other companies.

Products

         For information concerning our initial product offering, see Item 2.01, which is incorporated herein by reference.

         We plan to develop additional vitamins and nutriceuticals and personal care products suitable for both the Greater China market and the United States market. All of our formulations are or will be copyright protected. The products we intend to sell will be tailored to the targeted market segments by age group, purchasing power, lifestyle, medical condition or therapeutic objective. The product mix will then be segmented again by package size so as to meet price points in major retail channels such as convenience stores (small pack), pharmacy and supermarket (standard pack), and hypermarkets (large pack).

Manufacturing

         At this time, we intend to contract to manufacture our products with leading supply manufacturers. We believe that this is a lower-risk strategy and will preserve capital investment particularly during the next 12-month period. We believe that there is a surplus of manufacturing capacity for our products in China and in the United States and as such, pricing pressure may result in manufacturers allowing for price concessions, providing us additional support for managing our gross margins. We will aim to diversify our manufacturing where possible so not to become too dependent on any one manufacturing group. New Management has worked with several manufacturing groups in the past and we believe the relationship with these groups will help Gamma to quickly organize its manufacturing resources.

Raw materials

         The principal raw materials required in our operations are vitamins, minerals, herbs, confectionary base and packaging components. We will purchase the majority of our vitamins, minerals and herbs from raw material manufacturers and distributors in North America and Asia. We believe that there are adequate sources of supply for all of our principal raw materials. We also believe that our strong relationships with our suppliers will yield improved quality, pricing and overall service to our customers. Although there can be no assurance that our sources of supply for our principal raw materials will be adequate in all circumstances, in the event that such sources are not adequate, we believe that alternate sources can be developed in a timely and cost-effective manner.

Distribution

         We will focus on expanding our distribution channels and networks in order to extend our sales network coverage in all major provinces and cities of Asia including Greater China and the west coast of the United States. This expansion of distribution networks we believe will enable us to introduce our new products into target markets more effectively. We will use exclusive and non-exclusive third party distributors for specific products and specific distribution territories.

         We will seek to hire regional sales representative and embed certain specialists with our distribution partners on a full time equivalent basis. We also plan to use commission-based sales specialists. Although there can be no assurance of our success, our objective is to expand into approximately 10,000 retail outlets in Asia and the United States over the next 18 months. By diversifying our distribution base we will not have to rely on any single group for the bulk of our sales.

Competition

         The market for vitamins and nutritional supplement products is highly competitive. Competition is based primarily on price, quality and assortment of products, customer service, marketing support, and availability of new products. We believe we can compete favorably in all of these areas.

         Our direct competition consists primarily of publicly and privately owned companies, which tend to be highly fragmented in terms of both geographical market coverage and product categories. We also compete with companies that may have broader product lines and/or larger sales volumes. Our products will also compete with nationally advertised brand name products. Most of the national brand companies have resources greater than our resources.

         There are numerous companies in the vitamin and nutritional supplement industry selling products to retailers, including mass merchandisers, drug store chains, independent drug stores, supermarkets and health food stores. Many companies within the industry are privately held. Therefore, we are unable to precisely assess the size of all of our competitors or where we rank in comparison to such privately held competitors with respect to sales to retailers.

Industry Overview

         China

         China is one of the world's major producers of ingredients for pharmaceuticals, herbal supplements, nutritional supplements and personal care products. The Chinese Statistics Bureau reports that, as of April 2003, in the Chinese pharmaceutical industry, including the OTC pharmaceutical segment, there were approximately 6,300 pharmaceutical manufacturers operating in China, with the capacity to produce 1,350 prescription drugs and more than 8,000 traditional Chinese medicines (typically herbal supplements or herbal competitors to synthetic pharmaceutical products). In 2000, China's pharmaceutical industry had aggregate sales of US$28.2 billion, which represented a 22% increase over aggregate sales in 1999. According to the Chinese Statistics Bureau, in 2002, China exported approximately US$3.43 billion in pharmaceutical products, consisting primarily of western medicines, and imported US$2.33 billion in western medicines.

         Due in part to the relaxation of trade barriers following China's accession to the World Trade Organization ("WTO") in January 2002, we believe China will become one of the world's largest pharmaceutical markets by the middle of the twenty-first century. As a result, we believe the Chinese market presents a significant opportunity for both domestic and foreign drug manufacturers. With the Chinese accession to the WTO, the Chinese pharmaceutical industry is gearing up to face the new patent regime that is required by WTO regulation, and the Chinese government has begun to reduce its average tariff on pharmaceuticals. China has also agreed that foreign companies will be allowed to import most products, including pharmaceuticals, into any part of China.

         Foreign companies are expected to benefit from China's WTO accession in four significant areas: First, they will be able to acquire a larger share of the Chinese market. Second, they may be able to gain increased control over their distribution networks and may not have to rely on the complex and costly Chinese supply network. Third, open competition will give foreign drug companies a better chance of having their products included on China's provincial and municipal lists of drugs that are subject to state reimbursement. Finally, the intellectual property rights of foreign drug companies will be accorded enhanced protection. However, given China's past performance in adhering to international agreements, there can be no assurance that any or all of these benefits will be achieved.

         The development of the retail drugstore sector in China since the most recent round of healthcare reforms began in 1998 has been rapid. Chain drugstores soon followed; since the promulgation of Chain Drugstores Regulations in 1998, more than 260 companies have been approved by the State Drug Administration ("SDA") as chain drugstores. Of the roughly 120,000 Chinese retail pharmacies as of December 2002, 260 were chain drugstore enterprises that managed in the aggregate 5,096 retail outlets. According to recent industry figures, there are an average of 26 retail drugstores for each chain; and the largest chain had a total of 231 interregional retail outlets. As of December 2002, the largest retail sales of a chain drugstore in China amounted to RMB300.0 million, or US$36.59 million.

         United States

         In the United States, LOHAS is the fastest growing market in the nutritional supplement category, and according to research reports from the LOHAS Market Review, the U.S. LOHAS market grew by approximately 1% new joiners and 10% new spending per year to reach $355 billion in 2004. The Natural Marketing Institute for the American Botanical Council reports that the LOHAS market now includes more than 14% of the population in the U.S., or conservatively 40 million persons. The Hartman Group, a market research company, classifies certain vitamins, nutriceuticals and OTC pharmaceutical products as "wellness products." They report that nearly $66 billion was spent on wellness products in 2004. At that level of spending, the wellness products category accounts for approximately 25% of the spending amongst the LOHAS consumer category.

Litigation

         We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our Company, our common stock, or our Company's officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Government Regulation

         China

         Our principal sales market initially will be in the People's Republic of China. For certain products we will be subject to China's (OTC) Pharmaceutical Administrative Law, which governs the licensing, manufacturing, marketing and distribution of pharmaceutical products in China and sets penalties for violations of the law. We will also be subject to China's Food Sanitation Law, which provides the food sanitation standards to be followed by manufacturers and distributors. Our products are subject to registration as foods with the Food and Drug Administration ("FDA") and their equivalent organizations in all countries. In China, the equivalent organization is the SFDA (State Food & Drug Administration). We are currently planning to use a representative office located in Beijing PRC to represent our commercial activities in the PRC and to direct contracting to our US headquarters through our planned Hong Kong subsidiary. For such an organization arrangement we will be subject to the foreign company provisions of the Company Law of China, which governs the conduct of representative offices and their appointed representatives. Additionally, we will also be subject in varying degrees to regulations and the permit system administered by the Chinese government.

         United States

         The formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products are subject to regulation by federal agencies, including the FDA, the Federal Trade Commission, or FTC, the Postal Service, the Consumer Product Safety Commission, the Department of Agriculture, the Environmental Protection Agency, and also by various agencies of the states and localities in which our products are sold. In particular, the FDA, pursuant to the Federal Food, Drug, and Cosmetic Act, or FDCA, regulates the formulation, manufacturing, packaging, labeling, distribution and sale of dietary supplements, including vitamins, minerals and herbs, and of over-the-counter, or OTC, drugs, while the FTC regulates the advertising of these products, and the Postal Service regulates advertising claims with respect to such products sold by mail order.

B.       PLAN OF OPERATION

Liquidity and Capital Resources.

         As of the date of this Current Report on Form 8-K, Gamma has less than $5,000 in available cash. Accordingly, without a cash infusion Gamma will be unable to meet its liquidity requirements for the next twelve (12) months. New Management will seek an initial investment by way of a private placement of up to $3,000,000 of its common stock. New Management plans to raise this private capital in the United States, Europe and Asia. New Management has held initial discussions with investment banks in the United States to represent the Company, but there can be no assurance that such investment banks will represent the Company or will be successful in raising the necessary funds.

         Pursuant to the Letter Agreement, if New Management does not raise at least $3,000,000 in funding for Gamma within eight (8) months of the effective date of the Technology Transfer Agreement, then Allen Campbell, the former Chief Executive Officer of Gamma or any other person duly acting as the representative of Gamma's existing shareholders prior to the effective date of the Technology Transfer Agreement, may elect to terminate the Technology Transfer Agreement. In such event, the Assignors will return to Gamma the shares that have been issued to the Assignors (adjusted for stock splits and dividends) and Gamma will return to the Assignors all intellectual property transferred pursuant to the Technology Transfer Agreement. In addition, the Employment Agreements with New Management will be terminated without severance pay.

Expenses.

         Gamma expects to incur additional losses in the foreseeable future and at least until such time as it commences production of its products and successfully launches its marketing and public relations campaigns for its products. Accordingly, there is no historical financial or other information about Gamma that can be used to extrapolate its future performance.

         During the next twelve (12) months, Gamma plans to seek to raise additional capital to pay operating expenses. Pending these fundraising efforts, New Management intends to fund Company operations through personal loans. New Management will accrue but not pay management salaries until new capital is raised.

C.       DESCRIPTION OF PROPERTY

         In connection with the consummation of the Technology Transfer Agreement and the Employment Agreements, the address of the Company's principal executive office was changed to 2225 Angelfire Street, Las Vegas, Nevada 89128. Such office comprises approximately 300 square feet. The Company pays no rent for this headquarters space, which is in good condition. This office space is owned by the Company's new Chief Executive Officer and Chairman of the Board, Peter Cunningham. The Company plans to move to new, larger space, as merited.

         D. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables sets forth certain information regarding Gamma's common stock beneficially owned on April 7, 2006, after giving effect to the issuance of shares to New Management pursuant to the Technology Transfer Agreement, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each current executive officer and director, and (iii) all executive officers and directors as a group. The table assumes a total of 529,000 shares of common stock outstanding.

------------------------------ ------------------------ ------------------------
                                 Amount of Beneficial     Percent Beneficial
Name of Beneficial Owner(1)           Ownership               Ownership
------------------------------ ------------------------ ------------------------
Peter Cunningham                        242,811                 45.9%
------------------------------ ------------------------ ------------------------
Joseph Cunningham                       138,069                 26.1%
------------------------------ ------------------------ ------------------------
Hao Zhang                               95,220                  18.0%
------------------------------ ------------------------ ------------------------
All Gamma Executive                     476,100                 90.0%
Officers and Directors as a
group (three (3) persons)
------------------------------ ------------------------ ------------------------

----------------------
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"), which include holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within sixty (60) days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the Designated Person, but are not deemed outstanding for commuting the percentage for any other person. Gamma currently has no outstanding options or warrants.

E.       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

         See Item 5.02 above which is hereby incorporated by reference.

F.       EXECUTIVE COMPENSATION

Director Compensation.

         Directors currently do not receive any cash compensation for serving on the Board of Directors, or for any other services rendered to the Company in their capacity as a director of the Company, but are reimbursed for expenses they incur in connection with their attendance. The Company had adopted a 1993 Stock Plan, under which its four (4) former Directors were entitled to and did receive stock options. In connection with the effectiveness of the Technology Transfer Agreement and the Employment Agreement with New Management, four (4) outgoing directors had their options cancelled and replaced by stock grants. Such former directors received the following number of new shares of Gamma common stock: Allen Campbell - 4,300 shares; Jerry Jarrell - 2,000 shares; Lawrence Cottingham - 1,500 shares; and Dermot Butler - 1,500 shares. Mr. Campbell and Mr. Jarrell will continue to serve as members of the Company's advisory board. The 1993 Stock Option Plan has expired. New Management expects to recommend the adoption by the shareholders of a new stock plan which would allow for the issuance of incentive and non-qualified stock options to officers and directors.

Management Compensation.

         The following table provides information concerning the compensation expected to be earned during 2006 by Peter Cunningham, Gamma's new Chief Executive Officer, Joseph Cunningham, Gamma's new Chief Financial Officer, and Hao Zhang, Gamma's new Chief Marketing Officer. The following table also provides information concerning the compensation earned during Fiscal 2003, 2004 and 2005 by Messrs. Campbell and Jarrell who were the only executive officers of Gamma during that time period. Such five (5) persons are referred to as "Named Executive Officers."


--------------------------------------------------------------------------------------------
                        Summary Compensation Table Annual
--------------------------------------------------------------------------------------------
                                              Annual Compensation
-------------------------------- ------ -------------- --------------- ---------------------
                                                                        Other Compensation
                                                                            All Other
                                                                          Compensation,
                                                                         including Annual
                                                                          and Long-Term
Name and Principal Position       Year      Salary         Bonus           Compensation
-------------------------------- ------ -------------- --------------- ---------------------
Peter Cunningham, CEO and         2006   $125,000(1)     $ 0            $ 0
Director

-------------------------------- ------ -------------- --------------- ---------------------
Joseph Cunningham, CFO and        2006   $120,000 (1)    $ 0            $ 0
Director
-------------------------------- ------ -------------- --------------- ---------------------
Hao Zhang, Chief Marketing        2006   $115,000 (1)    $ 0            $ 0
Officer and Director

-------------------------------- ------ -------------- --------------- ---------------------
Allen Campbell, Former            2005   $  18,000       $ 40,000 (2)   $ 53,750 (3)
President (5)                     2004   $  36,000       $ 0            $ 0
                                  2003   $  36,000       $ 0            $ 0

-------------------------------- ------ -------------- --------------- ---------------------
Jerry Jarrell, Former CFO (5)     2005   $  4,500        $ 0            $ 25,000 (4)
                                  2004   $  9,000        $ 0            $ 0
                                  2003   $  9,000        $ 0            $ 0
-------------------------------- ------ -------------- --------------- ---------------------

(1) The Company will accrue, but not pay, the salaries of New Management until the Company has raised sufficient capital to make such payments.

(2) Mr. Campbell received a cash bonus of $35,000 as consideration for his work in consummating the Technology Transfer Agreement on behalf of Gamma, and an additional $5,000 due diligence fee.

(3) Mr. Campbell received a stock grant of 4,300 shares valued at $12.50 per share.

(4) Mr. Jarrell received a stock grant of 2,000 shares valued at $12.50 per share.

(5) Pursuant to the Letter Agreement dated April 7, 2006, Mr. Campbell and Mr. Jarrell are entitled to receive, after the planned 18 for 1 stock dividend, 20,000 shares and 10,000 shares, respectively, of Gamma common stock for past services to the Company.


The following table shows the number of shares acquired by exercise of options during Fiscal 2005 by the Named Executive Officers, the value realized, and the number of unexercised options held by the Named Executive Offices and their value.

------------------------------------------------------------------------------------------------------
                Aggregate Option Exercises During Fiscal 2005 and
                       Fiscal 2005 Year End Option Values
------------------------------------------------------------------------------------------------------
                                                 Number of Unexercised       Value of Unexercised In
                                                 Securities Underlying         the Money Options at
                                                  Options at Year End              Year End (1)
-------------------- -------------- ---------- --------------------------- ---------------------------
                         Shares
                        Acquired       Value
Name                   on Exercise   Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
-------------------- -------------- ---------- --------------------------- ---------------------------
Peter Cunningham                 0          0           0/0                          $0/$0
-------------------- -------------- ---------- --------------------------- ---------------------------
Joseph Cunningham                0          0            0/0                         $0/$0
-------------------- -------------- ---------- --------------------------- ---------------------------
Hao Zhang                        0          0            0/0                         $0/$0
-------------------- -------------- ---------- --------------------------- ---------------------------
Allen Campbell                   0          0            0/0                         $0/$0
-------------------- -------------- ---------- --------------------------- ---------------------------
Jerry Jarrell                    0          0            0/0                         $0/$0
-------------------- -------------- ---------- --------------------------- ---------------------------

-------------------
(1) Calculated using $12.50 per share as the fair market value of Gamma common stock at December 31, 2005. There is no active trading market for Gamma stock so the fair market value is an estimate made by Gamma in good faith.

G.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following transactions were or will be entered into with our promoters, executive officers, directors and 5% or greater shareholders. These transactions may or will continue in effect and may result in conflicts of interest between us and these individuals. Although our executive officers and directors have fiduciary duties to us and our shareholders, we cannot assure that these conflicts of interest will always be resolved in our favor or in the favor of our shareholders.

         In connection with the Technology Transfer Agreement and pursuant to the Letter Agreement dated April 7, 2006, the former officers and directors were entitled to receive the following:

                  (a) The Company replaced the outstanding stock options of its four (4) resigning directors with the following grants of common stock:

                   Allen Campbell                  4,300 shares;

                   Jerry Jarrell                   2,000 shares;

                   Lawrence Cottingham             1,500 shares; and

                   Dermot Butler                   1,500 shares.

                  (b) Allen Campbell, the Company's resigning Chief Executive Officer and Chairman of the Board, was paid a success fee in the amount of $35,000 in cash and 10,000 shares of common stock (after an 18 for 1 stock dividend). Mr. Campbell was also paid a $5,000 due diligence fee.

                  (c) The former officers and directors, Allen Campbell and Jerry Jarrell, are to each receive a compensation bonus for past services of 10,000 shares of Gamma common stock (following an 18 for 1 stock dividend).

H.       DESCRIPTION OF SECURITIES

         General

         Gamma's certificate of incorporation, after amendment, provides that it is authorized to issue up to 20,000,000 shares of common stock, par value $.001 per share, and 500,000 shares of preferred stock, par value $.001 per share. As of April 7, 2006, after giving effect to the Technology Transfer Agreement, Gamma has 529,000 shares of common stock outstanding. No preferred stock is issued and outstanding. Following the planned 18 for 1 stock dividend to be consummated in the next thirty (30) days, Gamma will have 10,051,000 shares of common stock outstanding.

         The following description of Gamma's common stock, preferred stock and various warrants summarizes the material provisions of each and is qualified in its entirety by the provisions of Gamma's articles of incorporation, bylaws, and warrant agreements, copies of which will be provided by us upon request.

Common Stock

         Holders of Gamma's outstanding common stock, have the following rights and privileges in general:

         o the right to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors;
         o no cumulative voting rights, which means that holders of a majority of shares outstanding can elect all of Gamma's directors;

         o the right to receive ratably dividends when, if and as may be declared by Gamma's board of directors out of funds legally available for such purposes, subject to the senior rights of any holders of preferred stock then outstanding;
         o the right to share ratably in the net assets legally available for distribution to common stockholders after the payment of Gamma's liabilities on its liquidation, dissolution and winding-up; and
         o no preemptive or conversion rights or other subscription rights, and no redemption privileges.

         All outstanding shares of Gamma's common stock are fully paid and nonassessable.

Preferred Stock

         Gamma's preferred stock may be issued from time to time by its Board of Directors, without further action by its stockholders, in one or more series. The board can fix the relative designations, preferences, priorities, powers and other special rights for each series of preferred stock.

         Gamma believes that the preferred stock will provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. In the event of any issuance, Gamma common stockholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuances of preferred stock could:

         o        dilute the voting power of common stockholders;
         o        adversely affect the voting power of common stockholders;
         o adversely affect the likelihood that common stockholders will receive dividend payments and payments on liquidation; and
         o have the effect of delaying or preventing a change in shareholder and management control.

Dividend Policy

         Gamma has not declared or paid any cash dividends on its common stock. It intends to retain any future earnings to finance the growth and development of its business, and therefore it does not anticipate paying any cash dividends on the common stock in the future. The board of directors will determine any future payment of cash dividends depending on the financial condition, results of operations, capital requirements, general business condition and other relevant factors. If the Company issues preferred shares, no dividends may be paid on the outstanding common stock until all dividends then due on the outstanding preferred stock will have been paid.

Transfer Agent and Registrar

         Gamma has appointed U.S. Stock Transfer Corporation as its registrar and transfer agent and registrar of its common stock. The mailing address of U.S. Stock Transfer Corporation is 1745 Gardena, Glendale, California 91204.

I.       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There is currently no public trading market for Gamma's common stock.

         There are currently no outstanding options or warrants to purchase shares of Gamma's common stock.

           As of April 7, 2006, there are approximately 360 holders of record of Gamma common stock.

         At the time of the effective date of the Technology Transfer Agreement and the Employment Agreements with New Management, there were no securities to be issued upon exercise of outstanding options, warrants and rights pursuant to equity compensation plans approved by security holders or not approved by security holders.

J.       LEGAL PROCEEDINGS

         Gamma is not a party in any bankruptcy, receivership or other legal proceeding, and to the best of Gamma's knowledge, no such proceedings by or against Gamma have been threatened.

K.       CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         None.

L.       RECENT SALES OF UNREGISTERED SECURITIES

         In  connection  with  the  consummation  of  the  Technology   Transfer
Agreement, Gamma issued the following number of shares to the following persons who are the new officers and directors of the Company:

              Peter Cunningham                242,811 shares

              Joseph Cunningham               138,069 shares

              Hao Zhang                        95,220 shares

These shares were issued pursuant to an exemption from registration under the Securities Act provided by Rule 506 under Regulation D.

M.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents under certain circumstances for liabilities (including reimbursement for expenses incurred).
Article 5 of the Registrant's Bylaws (Exhibit 3.3 to this Form 8-K) provides for indemnification of Gamma`s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. Gamma also plans to obtain director's and officer's liability insurance if such is available at reasonable prices, but has not done so to date.

                                  RISK FACTORS

The business, financial condition and operating results of Gamma could be adversely affected by any of the following factors, in which case the value of the equity securities of Gamma could decline, and investors could lose part or all of their investment. The risks and uncertainties described below are not the only ones that the Company faces. Additional risks and uncertainties not presently known to management, or that management currently thinks are immaterial, may also impair future business operations.

RISKS RELATING TO OUR COMPANY.

         Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

         We have a limited operating history. We were established in 1993, for the purpose of seeking out business opportunities, including acquisitions that the Board of Directors, in its discretion, believes to be good opportunities. Pursuant to the Technology Transfer Agreement and the Employment Agreements with New Management the Company is poised to begin operations in the field of OTC pharmaceuticals, vitamins, and supplements. The Company will be heavily dependent on the skills, talents, and abilities of its New Management to successfully implement its business plan. The marketing and sale of vitamins, nutriceuticals, OTC pharmaceutical and personal care products is highly risky and speculative. The Company's current cash balance will not be adequate for the Company to continue its operations for this fiscal year; and, in order to compete in this new business opportunity an additional cash infusion will be required and without such additional cash infusion the Company will very rapidly deplete its current cash reserve.

         Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the growing market for vitamins and nutriceuticals in Greater China and the United States. Some of these risks and uncertainties relate to our ability to:

         o        offer products to attract and retain a larger customer base;
         o        attract  additional   customers  and  increased  spending  per
                  customer;
         o increase awareness of our brands and continue to develop customer loyalty;
         o        respond to competitive market conditions;

         o        respond to changes in our regulatory environment;
         o        manage risks associated with intellectual property rights;
         o        maintain effective control of our costs and expenses;
         o        raise sufficient capital to sustain and expand our business;
         o        attract, retain and motivate qualified personnel; and
         o upgrade our technology to support additional research and development of new products.

         If  we  are   unsuccessful   in  addressing  any  of  these  risks  and
uncertainties, our business may be materially and adversely affected.

We will need additional capital to fund our operations, and we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

         The Company currently has less than $5,000 in cash. New Management plans to raise $3,000,000 of private equity capital to begin executing its business plan, but there can be no assurance that the Company will be able to raise such funds. Even if we are able to raise the initial $3,000,000 of capital to begin to execute our business plan, as we continue to implement our plan to expand into additional markets, we will experience increased capital needs and we will not have enough capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (1) our profitability; (2) the release of competitive products by our competition; (3) the level of our investment in research and development; and
(4) the amount of our capital expenditures. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

         If we cannot obtain initial or additional funding, we may be required to:

         o        limit our marketingz efforts; and
         o        decrease or eliminate capital expenditures.

         Such reductions could materially adversely affect our business and our ability to compete.

         Even if we do find a source of initial and additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues.

         In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. To fund our anticipated expansion, we need an increased amount of working capital. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

If we are not able to implement our strategies in achieving our business objectives, our business operations and financial performance may be adversely affected.

         Our business plan is based on circumstances currently prevailing and the bases and assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

We  may  have  difficulty  defending  our  intellectual   property  rights  from
infringement.

         We regard our service marks, trademarks, copyrights, trade secrets, and similar intellectual property as critical to our success. We will rely on trademark, copyright, patent and trade secret law, as well as confidentiality and license agreements with our employees, customers, partners and others to protect our proprietary rights. We have registered a trademark in the United States and will seek to utilize our US trademark approval in all markets of interest including the People's Republic of China. No assurance can be given that our copyrights, trademarks or other intellectual property will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantage to us. There can be no assurance that we will be able to obtain a license from a third-party technology that we may need to conduct our business or that such technology can be licensed at a reasonable cost.

         We intend to sell our products mainly in China, the United States and other significant territories in the greater China area including Hong Kong, Macau, Taiwan, (Greater China) and South Korea. Asia including Greater China will remain our primary market for the foreseeable future. We are looking at other markets, but we do not have immediate plans to market our products into any other countries or regions. Other than the United States, China and Hong Kong we have not applied for any trademark or patent protection in any other countries but intend to do so in the near future. Therefore, the measures we take to protect our proprietary rights may be inadequate and we cannot give you any assurance that our competitors will not independently develop formulations and processes that are substantially equivalent or superior to our own or copy our products.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

         We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Our market is a large market with many competitors. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to brand our products and create brand awareness for our brands so that we can successfully compete with our competitors. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

The products and the processes we use could expose us to substantial liability.

         We face an inherent business risk of exposure to product liability claims in the event that the use of our technologies or products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. We plan to carry insurance policies which are customary for enterprises in our industry. We do not expect any special restrictions or exceptions attached to this coverage other than fraudulent or criminal conducts on part of the claimant.

We depend on our key management personnel and the loss of their services could adversely affect our business.

         We will place substantial reliance upon the efforts and abilities of our executive officers, Peter Cunningham, our Chairman and Chief Executive Officer; Joseph Cunningham, our Chief Financial Officer and Hao Zhang, Chief Marketing Officer. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals. On April 7, 2006, we entered into employment agreements with each of our three key executive officers.

We may never pay any dividends to our shareholders.

         Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our future success will depend on our ability to anticipate and respond in a timely manner to changing consumer demands.

         Our future success will depend on our products' appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. If our products do not meet consumer demands, our sales may decline. In addition, our growth depends upon our ability to develop new products through product line extensions and product modifications, which involve numerous risks. We may not be able to accurately identify consumer preferences and translate our knowledge into customer-accepted products or successfully integrate these products with our existing product platform or operations. We may also experience increased expenses incurred in connection with product development, marketing and advertising that are not subsequently supported by a sufficient level of sales, which would negatively affect our margins. Furthermore, product development may divert management's attention from other business concerns, which could cause sales of our existing products to suffer. We cannot assure you that newly developed products will contribute favorably to our operating results.

If Gamma's products fail to perform properly, its business could suffer with increased costs and reduced income.

         Gamma's products may fail to meet consumer expectations. Failure of Gamma's products to meet expectations could:

         o        damage its reputation;
         o        decrease sales;
         o        incur costs related to returns;
         o        delay market acceptance of its products;
         o        result in unpaid accounts receivable; and
         o        divert its resources to reformulation or alternative products.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

         Effective internal controls are necessary for us to provide financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting, beginning with our Annual Report on Form 10-K for the fiscal year ended March 31, 2007. We plan to prepare for compliance with
Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of
Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors' confidence in our financial statements and harm our stock price. In addition, non-compliance with
Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

RISKS RELATING TO THE PEOPLE'S REPUBLIC OF CHINA

There could be changes in government regulations towards the pharmaceutical, health supplement and food industries that may adversely affect our business.

         The import, manufacture and sale of food products, supplements, and personal care products in the PRC is heavily regulated by many state, provincial and local authorities. These regulations significantly increase the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products. Our future growth and profitability will depend to a large extent on our ability to obtain regulatory approvals.

         The State Food and Drug Administration of China recently implemented new guidelines for licensing of food and supplement products. All manufacturers, importers and marketers are subject to business license approval and achievement of quality standards for consumer protection as outlined in the regulations.

         Moreover, the laws and regulations regarding acquisitions of any of food, personal care, supplement or pharmaceutical industries in the PRC may also change and may significantly impact our ability to grow through acquisitions.

There are risks associated with the Chinese economy that is in transition from a command economy to a market economy.

         A substantial amount of our business will be located in the PRC, and much of our revenue will likely be sourced from the PRC. Accordingly, our results of operations and financial position are subject to a significant degree to economic, political and legal developments in the PRC, including the following risks:

Economic, political and social conditions and government policies in China could have a material adverse effect on our business, financial condition and results of operations.

         The economy of China differs from the economies of most developed countries in many respects, including, but not limited to:

         o        structure                 o        capital re-investment
         o        government involvement    o        allocation of resources
         o        level of development      o        control of foreign exchange
         o        growth rate               o        rate of inflation

         The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industries by imposing industrial policies. It also exercises significant control over Chinese economic growth through allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

         Policies and other measures taken by the PRC government to regulate the economy could have a significant negative impact on economic conditions in China, with a resulting negative impact on our business. For example, our financial condition and results of operations may be materially and adversely affected by:

         o new laws and regulations and the interpretation of those laws and regulations;
         o        the introduction of measures to control inflation or stimulate growth;
         o        changes in the rate or method of taxation;
         o the imposition of additional restrictions on currency conversion and remittances abroad; or
         o any actions which limit our ability to develop, produce, import or sell our products in China, or to finance and operate our business in China.

Further movements in exchange rates may have a material adverse effect on our financial condition and results of operations.

         We expect that the majority of our China sales will be denominated in Renminbi and our export sales will be denominated primarily in U.S. dollars. In addition, we expect to incur a portion of our cost of sales in Euros, U.S. dollars, Australian Dollars and Canadian Dollars in the course of our purchase of imported production equipment and raw materials. Since 1994, the conversion of the Renminbi into foreign currencies has been based on rates set by the People's Bank of China, and the exchange rate for the conversion of the Renminbi to U.S. dollars had generally been stable. However, starting from July 21, 2005, the PRC government moved the Renminbi to a managed floating exchange rate regime based on market supply and demand with reference to a basket of currencies. As a result, the Renminbi is no longer directly pegged to the U.S. dollar. The exchange rate of the U.S. dollar against the Renminbi was adjusted from approximately RMB8.28 per U.S. dollar on July 20, 2005 to RMB8.11 per U.S. dollar on July 21, 2005. The exchange rate may become volatile, the Renminbi may be revalued further against the U.S. dollar or other currencies or the Renminbi may be permitted to enter into a full or limited free float, which may result in an appreciation or depreciation in the value of the Renminbi against the U.S. dollar or other currencies, any of which could have a material adverse effect on our financial condition and results of operations.

Governmental control of currency conversion may affect the value of your investment.

         The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency outside of China. We expect to receive the majority of our revenues in Renminbi. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain
procedural   requirements.   However,   approval  from  appropriate   government
authorities is required in those cases in which Renminibi is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at is discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

We will be subject to restrictions on making payments from China.

         We are incorporated in the State of Delaware and at present do not have any assets or conduct any business operations, but our plan is for our initial business to be conducted in China. As a result, we will rely on payments or dividends from our China cash flow to fund our corporate overhead and regulatory obligations. The PRC government also imposes controls on the conversion of Renminibi into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. If we are unable to receive all of the revenues from our operations through contractual or dividend arrangements, we may be unable to pay dividends on our shares of common stock.

Uncertainties with respect to the PRC legal system could adversely affect us.

         We will conduct our business in China primarily through a representative office in the PRC. A representative office in China is limited in its commercial activities. We will use our representative office for marketing and sales administration for sales conducted between China and our parent company or designate. Our operations in China will be governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in China. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

         Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China.
However, China has not developed a fully-integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

It may be difficult to effect service of process upon us or our directors or senior management who live in the PRC or to enforce any judgments obtained from non-PRC courts.

         Initially, the majority of our operations will be conducted within the PRC. In additional, one of our Directors and executive officers resides in China. You may experience difficulties in effecting service of process upon us, our Director or our senior management as it may not be possible to effect such service of process inside China. In addition, we are advised that China does not have treaties with the United States and many other countries providing for reciprocal recognition and enforcement of court judgments. Therefore, recognition and enforcement in China of judgments of a court in the United States or certain other jurisdictions may be difficult or impossible.

RISKS RELATING TO OUR STOCK

An active trading market for Gamma's common stock may not develop or be sustained.

         There can be no assurance as to when and if the shares of common stock will become quoted on any stock exchange and, even if the shares of common stock are quoted, there can be no assurance that an active trading market will develop for such shares. If an active public trading market does not develop or continue, investors have limited liquidity and may be forced to hold their shares of Gamma's common stock for an indefinite period of time. Further, the prices and volume of trading in Gamma's common stock may be adversely affected if its securities are not listed or quoted.

Gamma's Certificate of incorporation authorizes the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the board of directors.

         Gamma's certificate of incorporation has authorized issuance of up to 500,000 shares of preferred stock ("Preferred Stock") in the discretion of its board of directors. Any undesignated shares of Preferred Stock may be issued by Gamma's board of directors; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such Preferred Stock would be set by the board of directors and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers.

We cannot guaranty the existence of an established public trading market.

         We plan to make an application for a common stock ticker symbol on the OTC Bulletin Board, but a regular trading market for our securities may not be sustained in the future. The National Association of Securities Dealers ("NASD") has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. We cannot determine the effect of these rule changes and other proposed changes on the OTC Bulletin Board at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

         o        the  issuance  of new equity  securities  pursuant to a future offering;
         o        changes in interest rates;
         o competitive developments, including announcements by competitors of new products or services or significant contracts or acquisitions,
         o        strategic partnerships, joint ventures or capital commitments;
         o        variations in quarterly operating results;
         o        change in financial estimates by securities analysts;
         o        the depth and liquidity of the market for our common stock;
         o investor perceptions of our company and the OTC pharmaceutical, nutritional supplement and personal care industries generally; and
         o        general economic and other national conditions.

         There may be short selling activities in the market where our common stock is quoted. Short-selling is market selling position not backed by any possession of the subject shares. Often such short sales are conducted by speculators. Short-selling may further depress our common stock price.

Broker-dealer requirements may affect the trading and liquidity of shares of our common stock.

         Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

         Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market.

The sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.

         Sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. See "Security Ownership of Certain Beneficial Owners and Management" for information about the ownership of common stock by our current executive officers, directors and principal shareholders.

Existing shareholders may experience some dilution.

         There is no current trading of our common stock, and we have no outstanding warrants. If we raise additional funds through the issuance of new equity or equity-linked securities, other than on a pro rata basis to our existing shareholders, the percentage ownership of the existing shareholders may be reduced. Existing shareholders may experience subsequent dilution and/or such newly issued securities may have rights, preferences and privileges senior to those of the existing shareholders.

Our principal shareholders, current executive officers and directors own a significant percentage of our company and will be able to exercise significant influence over our company.

         Our principal shareholders, current executive officers and directors together beneficially own over 90% of our common stock. Accordingly, if acting together, these shareholders will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business. As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder action, including approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. See "Security Ownership of Certain Beneficial Owners and Management" for information about the ownership of common stock by our current executive officers, directors and principal shareholders.

Item 9.01Financial Statements and Exhibits.

                  (a) Audited financial statements of Gamma for the fiscal year ended March 31, 2005. Reference is made to Gamma's Form 10-KSB for the fiscal year ended March 31, 2005, on file with the Securities and Exchange Commission.

                  (b) Unaudited financial statements of Gamma as of and for the nine (9) month period ended December 31, 2005. Reference is made to Gamma's Form 10-QSB for the nine (9) months ended December 31, 2005, on file with the Securities and Exchange Commission.

                  (c) Proforma balance sheet for Gamma, as of December 31, 2005, giving effect to the purchase of intellectual property pursuant to the Technology Transfer Agreement and the issuance of shares to New Management pursuant to such agreement.

Exhibits

3.1      Amended and Restated Certificate of Incorporation of the Registrant**
3.2      Certificate of Amendment to Certificate of  Incorporation,  dated April
         4, 2006*
3.3      Bylaws of the Registrant**
4.1      Form of Certificate of Common Stock of Registrant**
10.1 Letter Agreement, dated as of April 7, 2006, between Gamma and Joseph Cunningham, on behalf of New Management*
10.2 Technology Transfer Agreement between Gamma and Peter Cunningham, Joseph Cunningham and Hao Zhang, dated April 7, 2007*
10.3     Employment Agreement with Peter Cunningham, CEO*
10.4     Employment Agreement with Joseph Cunningham, CFO*
10.5     Employment Agreement with Hao Zhang, CMO*
------------------------
*        means filed herewith
** means filed in original registration statement on Form SB-2, File No. 33-61890-FW

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Emerging Gamma Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 13, 2006                                 EMERGING GAMMA CORPORATION


                                                      By: /s/ Peter Cunningham
                                                         -----------------------
                                                         Peter Cunningham, CEO

                           Emerging Gamma Corporation

                         Index to Financial Information



ProForma Financial Information:

Introduction to Unaudited ProForma Financial Information.....................F-2
Unaudited ProForma Balance Sheet as of December 31, 2005.....................F-3
Notes to Unaudited ProForma Financial Information............................F-4

INTRODUCTION TO UNAUDITED PROFORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is presented to give effect to the Transferred Technology on April 7, 2006.

On April 7, 2006 Gamma  entered into a Technology  Transfer  Agreement  with Mr.
Peter  Cunningham,   Mr.  Joseph  Cunningham  and  Mr.  Hao  Zhang,  individuals
("Assignors"), pursuant to which we have obtained all Copyrights, Trademarks, and Know-How (collectively, "Transferred Technology") to a portfolio of vitamin and nutriceutical products and personal care products. The Transferred Technology is based on proprietary formulation technology, and we believe it represents improved versions of branded products currently being marketed by other companies.

Also on April 7, 2006, Gamma executed employment contracts with Mr. Peter Cunningham, Chief Executive Officer ("CEO") and designated Chairman of the Board of Directors, Mr. Joseph Cunningham, Chief Financial Officer ("CFO") and designated member of the Board of Directors and Company secretary and Mr. Hao Zhang, Chief Marketing Officer ("CMO") and designated member of the Board of Directors, (together "New Management").

As consideration for the Transferred Technology, Gamma issued, in the aggregate, 476,100 shares of its common stock, valued at $5,951,250. The issuance of the common stock resulted in the New Management shareholders owning approximately 90% of the voting securities of Gamma.

The pro forma unaudited financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the Transferred Technology as set forth above had been effected on the dates indicated or of the results that may be obtained in the future.

The unaudited pro forma condensed consolidated balance sheet assumes that the purchase of the Transferred Technology was consummated on December 31, 2005.


Emerging Gamma Corporation
Pro Forma Condensed Balance Sheet
As of December 31 2005
(unaudited)

                                                                            Pro Forma Adjustments

                                                  December 31,
                                                     2005           Debit           Credit       Pro Forma
                                                  -----------    -----------      -----------   -----------
                ASSETS

Current Assets:

  Cash and cash equivalents                       $    76,038    $      --        $      --     $    76,038
Prepaid expenses                                            0                                             0
                                                  -----------                                   -----------

    Total current assets                          $    76,038                                        76,038
Intangible Assets                                           0      5,951,250   A                  5,951,250
                                                  -----------                                   -----------
    Total assets                                  $    76,038                                   $ 6,027,288
                                                  -----------                                   -----------

   LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

  Accounts payable and accrued liabilities        $     4,747    $      --        $      --     $     4,747
  Other                                                  --                                            --
                                                  -----------                                   -----------
    Total current liabilities                           4,747                                         4,747
                                                  -----------                                   -----------
    Total liabilities                             $     4,747                                         4,747
                                                  -----------                                   -----------


Stockholders' deficit

  Preferred stock                                        --                                            --
  Common stock                                         43,600                  B      476,100       519,700
  Additional paid in capital                          252,231                  B    5,475,150     5,727,381
 Accumulated deficit                                 (224,540)                                     (224,540)
                                                  -----------                                   -----------
    Total stockholders' equity (deficit)               71,291                                     6,022,541
                                                  -----------                                   -----------
    Total liabilities and stockholders' deficit   $    76,038                                   $ 6,027,288
                                                  -----------                                   -----------

                           EMERGING GAMMA CORPORATION
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL INFORMATION

The unaudited pro forma condensed financial information is based on the following adjustments and related assumptions. The accounting adjustments will be made based on the actual account balances on the date the transfer of technology is consummated and therefore, will differ from those reflected in the unaudited pro forma information. Management believes that the actual adjustments, in the aggregate, will not be materially different from those herein.

On April 7, 2006 Gamma  entered into a Technology  Transfer  Agreement  with Mr.
Peter  Cunningham,   Mr.  Joseph  Cunningham  and  Mr.  Hao  Zhang,  individuals
("Assignors"), pursuant to which we have obtained all Copyrights, Trademarks, and Know-How (collectively, "Transferred Technology") to a portfolio of vitamin and nutriceutical products and personal care products. The Transferred Technology is based on proprietary formulation technology, and we believe it represents improved versions of branded products currently being marketed by other companies.

         As consideration for the Transferred Technology, Gamma issued, in the aggregate, 476,100 shares of its common stock, valued at $5,951,250. The issuance of the common stock resulted in the New Management shareholders owning approximately 90% of the voting securities of Gamma.

PRO FORMA ADJUSTMENTS

         A. To reflect the value of intangible Assets acquired pursuant to the Technology Transfer Agreement.

         B. To reflect the issuance of 476,100 shares of common stock, par value $1.00 for the Transferred Technology in an aggregate value of $5,951,250.

                                LIST OF EXHIBITS
                                ----------------


3.1      Amended and Restated Certificate of Incorporation of the Registrant**
3.2      Certificate of Amendment to Certificate of  Incorporation,  dated April
         4, 2006*
3.3      Bylaws of the Registrant**
4.1      Form of Certificate of Common Stock of Registrant**
10.1 Letter Agreement, dated as of April 7, 2006, between Gamma and Joseph Cunningham, on behalf of New Management*
10.2 Technology Transfer Agreement between Gamma and Peter Cunningham, Joseph Cunningham and Hao Zhang, dated April 7, 2007*
10.3     Employment Agreement with Peter Cunningham, CEO*
10.4     Employment Agreement with Joseph Cunningham, CFO*
10.5     Employment Agreement with Hao Zhang, CMO*

------------------------
*        means filed herewith
** means filed in original registration statement on Form SB-2, File No. 33-61890-FW